Exhibit 99.2

K-TRON INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands except Per Share Data)

	(Unaudited)
	April 1,	January 2,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$66,205	$62,623
Restricted cash	292	292
Accounts receivable, net of allowance for doubtful accounts of $1,320 and $1,387	18,070	25,878
Inventories, net of inventory reserve of $1,870 and $1,786	30,401	26,359
Deferred income taxes	4,234	3,109
Prepaid expenses and other current assets	2,379	3,357

Total current assets	121,581	121,618

Property, plant and equipment, net of accumulated depreciation of $46,279 and $49,051	22,588	23,926
Patents, net of accumulated amortization of $1,885 and $1,843	1,271	1,297
Goodwill	31,088	30,279
Other intangibles, net of accumulated amortization of $3,849 and $3,616	20,200	20,433
Other assets	4,461	5,583
Deferred income taxes	839	1,100

Total assets	$202,028	$204,236

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,000
Accounts payable	12,443	10,767
Accrued expenses and other current liabilities	14,590	10,221
Accrued commissions	3,587	4,231
Customer advances	8,193	6,820
Income taxes payable	700	2,161
Deferred income taxes	5,237	4,949

Total current liabilities	44,750	40,149

Long-term debt, net of current portion	7,000	7,000
Deferred income taxes	3,152	3,520
Other non-current liabilities	—	255
Series B Junior Participating Preferred Shares, $.01 par value. Authorized 50,000 shares; issued none	—	—
Shareholders’ equity:
Preferred stock, $.01 par value. Authorized 950,000 shares; issued none	—	—
Common stock, $.01 par value. Authorized 50,000,000 shares; issued 4,870,084 shares and 4,866,980 shares	49	49
Paid-in capital	32,354	31,891
Retained earnings	132,488	137,904
Accumulated other comprehensive income	12,310	13,543

	177,201	183,387
Treasury stock, 2,028,297 shares at cost	(30,075)	(30,075)

Total shareholders’ equity	147,126	153,312

Total liabilities and shareholders’ equity	$202,028	$204,236

See accompanying Notes to Consolidated Financial Statements.

K-TRON INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
(Dollars in Thousands except Per Share Data)
(Unaudited)

	Three Month
	Period Ended	Period Ended
	April 1, 2010	April 4, 2009
Revenues:
Equipment and parts	$35,443	$47,850
Services and freight	2,513	1,836

Total revenues	37,956	49,686

Cost of revenues:
Equipment and parts	19,113	27,933
Services and freight	2,106	1,595

Total cost of revenues	21,219	29,528

Gross profit	16,737	20,158

Operating expenses:
Selling, general and administrative	12,183	12,622
Research and development	584	563

Total operating expenses	12,767	13,185

Operating income	3,970	6,973

Other expense:
Interest expense, net	(74)	(312)
Transaction costs	(10,081)	—

(Loss) income before income taxes	(6,185)	6,661

Income tax (benefit) provision	(769)	2,214

Net (loss) income	(5,416)	4,447

Per share:
Basic	$(1.91)	$1.59

Diluted	$(1.91)	$1.54

Weighted average common shares outstanding (basic)	2,840,000	2,800,000

Weighted average common and common equivalent shares outstanding (diluted)	2,888,000	2,880,000

See accompanying Notes to Consolidated Financial Statements.

K-TRON INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	April 1,	April 4,
	2010	2009

Operating activities:
Net (loss) income	$(5,416)	$4,447
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,676	1,570
Non-cash compensation	1,421	190
Deferred income taxes	(944)	66
Changes in assets and liabilities, net of business acquired:
Accounts receivable, net	7,715	3,094
Inventories, net	(4,246)	865
Prepaid expenses and other current assets	536	287
Other assets	6	(143)
Accounts payable	1,786	(3,578)
Accrued expenses and other current liabilities	3,371	(3,468)

Net cash provided by operating activities	5,905	3,330

Investing activities:
Business acquired	(346)	—
Capital expenditures	(154)	(372)
Restricted cash	—	45
Other	(17)	(14)

Net cash used in investing activities	(517)	(341)

Financing activities:
Principal payments on long-term debt	(1,000)	(1,060)
Tax benefit from stock option exercises	—	233
Proceeds from issuance of common stock	—	270

Net cash used in financing activities	(1,000)	(557)

Effect of exchange rate changes on cash and cash equivalents	(806)	(1,427)

Net increase in cash and cash equivalents	3,582	1,005

Cash and cash equivalents:
Beginning of period	62,623	41,623

End of period	$66,205	$42,628

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$116	$325
Income taxes	$1,949	$2,045
See accompanying Notes to Consolidated Financial Statements.

K-TRON INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Dollars in Thousands except Per Share Data)
(Unaudited)
For the Three Months ended April 1, 2010

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive	Treasury Stock
	Shares	Amount	Capital	Earnings	Income	Shares	Amount	Total

Balance, January 2, 2010	4,866,980	$49	$31,891	$137,904	$13,543	2,028,297	$(30,075)	$153,312
Comprehensive Loss:
Net loss	—	—	—	(5,416)	—	—	—	(5,416)
Translation adjustments	—	—	—	—	(1,201)	—	—	(1,201)
Unrealized loss on interest rate swap, net of tax	—	—	—	—	(32)	—	—	(32)

Total comprehensive loss								(6,649)

Issuance of stock	3,104	—	463	—	—	—	—	463

Balance, April 1, 2010	4,870,084	$49	$32,354	$132,488	$12,310	2,028,297	$(30,075)	$147,126

See accompanying Notes to Consolidated Financial Statements.

K-TRON INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
April 1, 2010
(Unaudited)
1.	Basis of Presentation

The accompanying unaudited consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The consolidated financial statements include the accounts of K-Tron International, Inc. and its subsidiaries (“K-Tron” or the “Company”). All intercompany transactions have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of a normal recurring nature) considered necessary for a fair presentation of results for interim periods have been made. Material subsequent events are evaluated and disclosed through the report issuance date, May 28, 2010. All references to the first quarter, first three months of 2010 or 2009 or three months ended April 1, 2010 or three months ended April 4, 2009 mean the period January 3, 2010 through April 1, 2010 or the 13-weeks ended April 4, 2009.

The unaudited financial statements herein should be read in conjunction with the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2010 which was filed with the Securities and Exchange Commission on March 15, 2010.

Certain reclassifications were made to the prior year’s consolidated financial statements to conform them to the current year presentation.

2.	Subsequent Event

On January 8, 2010, Hillenbrand, Inc. (“Hillenbrand”), entered into a merger agreement with K-Tron. The merger closed after the end of business on April 1, 2010, upon which K-Tron became a wholly-owned subsidiary of Hillenbrand. The total consideration paid by Hillenbrand at closing was $435,200,000 ($368,995,000 net of cash of $66,205,000 acquired from K-Tron as of April 1, 2010). The financial information contained herein does not include the effect of the merger except for transaction costs of $10,081,000 incurred by the Company during the three month period ended April 1, 2010.

3.	Inventories

Inventories consist of the following:

	April 1,	January 2,
	2010	2010
	(in thousands)

Components	$21,896	$22,701
Work-in-process	9,388	4,581
Finished goods	987	863
Inventory reserves	(1,870)	(1,786)

	$30,401	$26,359

4.	Patents and Other Intangible Assets

Patents and other intangible assets consist of the following:

	April 1, 2010		January 2, 2010
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
	(in thousands)

Amortized intangible assets:
Patents	$3,156	$1,885	$3,140	$1,843
Drawings	6,140	1,312	6,140	1,251
Customer relationships	11,299	2,537	11,299	2,365

	$20,595	$5,734	$20,579	$5,459

Unamortized intangible assets:
Trademarks and tradenames	$6,610		$6,610

The amortized intangible assets are being amortized on the straight-line basis (half-year expense in the year of issuance of a patent) over the expected periods of benefit, which range from 10 to 50 years. The weighted average life of the amortizable intangible assets is 27 years (15 years for patents, 25 years for drawings and 29 years for customer relationships). The amortization expense of intangible assets for each of the three-month periods ended April 1, 2010 and April 4, 2009 was $275,000.

Future annual amortization of intangible assets is as follows:

Amount
(in thousands)

Last three quarters fiscal year 2010	830
Fiscal year 2011	1,114
Fiscal year 2012	1,123
Fiscal year 2013	1,041
Fiscal year 2014	1,036
Fiscal year 2015	1,029
Thereafter	8,688

$14,861

Goodwill increased by $809,000 during the first three months of 2010, which related to the acquisition of certain assets of Wuxi Chenghao Machinery Co., Ltd. (“Wuxi Chenghao”). The original acquisition of Wuxi Chenghao occurred in March 2007.

5.	Accrued Warranty

The Company offers a one-year warranty on a majority of its products. Warranty is accrued as a percentage of sales, based upon historical experience, on a monthly basis and is included in accrued expenses and other current liabilities. The following is an analysis of accrued warranty for the three-month periods ended April 1, 2010 and April 4, 2009:

	Three Month Periods Ended
	April 1,	April 4,
	2010	2009
	(in thousands)

Beginning balance	$2,338	$2,231
Accrual of warranty expense	272	484
Warranty costs incurred	(253)	(455)
Foreign exchange adjustment	(14)	(44)

Ending balance	$2,343	$2,216

6.	Long-Term Debt

Long-term debt consists of the following, with the annual interest rates shown:

	April 1,	January 2,
	2010	2010
	(in thousands)

U.S. revolving line of credit	$7,000	$7,000
U.S. term note, interest at 5.00%	—	1,000

	7,000	8,000
Less current portion	—	(1,000)

	$7,000	$7,000

All amounts borrowed under the U.S. revolving line of credit are due on September 29, 2011. As of April 1, 2010 interest on the $7,000,000 borrowed under the U.S. revolving line of credit was payable at the following interest rates on the following principal amounts for the periods ending on the dates indicated:

	Principal	Expiration of	Interest Rate at
	Amount	Interest Rate Period	April 1, 2010

30 Day LIBOR loan	$2,000,000	4/30/2010	1.12288
30 Day LIBOR loan	5,000,000	4/30/2010	1.12288

	$7,000,000

The applicable unpaid principal will bear interest at a variable rate based upon either the lender’s prime rate or on 1, 2, 3 or 6 month LIBOR, at the option of the Company.

7.	(Loss) Earnings Per Share

Basic earnings per share represents net (loss) income divided by the weighted average number of common shares outstanding. Diluted (loss) earnings per share is calculated similarly, except that the denominator includes the weighted average number of common shares outstanding plus the dilutive effect of stock options and restricted stock units.

The Company’s basic and diluted (loss) earnings per share are calculated as follows:

(Dollars and Shares in Thousands	For the Three Month Period Ended April 1, 2010
except Per Share Data)	Net Loss	Shares	Per Share

Basic and diluted	$(5,416)	2,840	$(1.91)

(Dollars and Shares in Thousands	For the Three Month Period Ended April 4, 2009
except Per Share Data)	Net Income	Shares	Per Share

Basic	$4,447	2,800	$1.59
Common share equivalent of outstanding options	—	80	(0.05)

Diluted	$4,447	2,880	$1.54

8.	Share-Based Compensation

There was no prospective cost of stock option compensation expensed in the first three months of 2010 or 2009, and there were no stock options granted in the first three months of 2010 or in fiscal year 2009.

The following table provides a summary of the Company’s stock option activity for the three months ended April 1, 2010:

		Weighted
		average		Weighted average
		option	Aggregate	remaining option
	Shares	exercise	Intrinsic	term (in years)
	under	price per	Value	Options	Options
	option	share	($000)	outstanding	exercisable
Balance, January 2, 2010	53,000	$14.15		1.97	1.97
Exercised	(—)	—

Balance, April 1, 2010	53,000	$14.15	$7,201	1.72	1.72

The aggregate intrinsic value at April 1, 2010 represents (i) the difference between the Company’s closing stock price of $150.00 at April 1, 2010 and the weighted average option exercise price per share on that date of $14.15 multiplied by (ii) the number of shares underlying outstanding options on that date.

The Company issued 11,550 shares of restricted common stock units in May 2009 which vest on the four-year anniversary of the date of grant. Compensation expense related to these restricted stock units is recognized ratably over the four years based on the fair value of the underlying shares at the date of grant, which was $70.81 per share.

9.	Comprehensive (Loss) Income

For the three-month periods ended April 1, 2010 and April 4, 2009, the following table sets forth the Company’s comprehensive (loss) income:

	Three Month Periods Ended
	April 1,	April 4,
	2010	2009
	(in thousands)

Net (loss) income	$(5,416)	$4,447
Unrealized (loss) gain on interest rate swaps, net of tax	(32)	98
Foreign currency translation (loss) gain	(1,201)	(2,213)

Comprehensive (loss) income	$(6,649)	$2,332

10.	Management Geographic Information

The Company is engaged in one business segment — material handling equipment and systems. The Company operates in two primary geographic locations — North and South America (the “Americas”) and Europe, the Middle East, Africa and Asia (“EMEA/Asia”). For the three-month periods ended April 1, 2010 and April 4, 2009, the following tables set forth the Company’s geographic information:

		EMEA/	Elimi-	Consoli-
	Americas	Asia	nations	dated
		(in thousands)
THREE MONTH PERIOD ENDED
April 1, 2010
Revenues
Sales to unaffiliated customers	$24,360	$13,596	$—	$37,956
Sales to affiliates	1,707	1,137	(2,844)	—

Total sales	$26,067	$14,733	$(2,844)	$37,956

Operating income	$2,495	$1,475	$—	$3,970

Interest expense, net				(74)
Transaction costs				(10,081)

Loss before income taxes				$(6,185)

		EMEA/	Elimi-	Consoli-
	Americas	Asia	nations	dated
		(in thousands)
THREE MONTH PERIOD ENDED
April 4, 2009
Revenues:
Sales to unaffiliated customers	$35,839	$13,847	$—	$49,686
Sales to affiliates	1,272	929	(2,201)	—

Total sales	$37,111	$14,776	$(2,201)	$49,686

Operating income	$5,585	$1,394	$(6)	$6,973

Interest expense, net				(312)

Income before income taxes				$6,661

For the three month periods ended April 1, 2010 and April 4, 2009, the following table sets forth revenues from external customers:

	Three Months Ended
	April 1,	April 4,
	2010	2009
	(in thousands)
Americas:
U.S.	$19,398	$27,983
All others	4,962	7,856

Total	24,360	35,839

EMEA/Asia:
Germany	2,061	1,586
Great Britain	1,367	1,888
Italy	989	1,907
All others	9,179	8,466

Total	13,596	13,847

	$37,956	$49,686